Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

AUSTRALIA GOVERNMENT TO CONTINUE PROGRAM WITH KAMAN
FOR SH-2G(A) SUPER SEASPRITE HELICOPTERS

BLOOMFIELD, Conn. (May 25, 2007) Kaman Corp. (NASDAQ:KAMN) said that it has been notified by the Government of Australia that it plans to continue its program with Kaman for 11 SH-2G(A) Super Seasprite helicopters.  As previously reported, the SH-2G(A) program had been under review by the Commonwealth’s Minister of Defence regarding the possibility of pursuing an alternative to the Kaman program.

Responding to the decision, Paul R. Kuhn, chairman, president and CEO of Kaman Corp., said “Kaman is very pleased with the Commonwealth’s decision to continue the Seasprite program and we look forward to delivering this critical capability to the Royal Australian Navy.”

Kaman Corp. conducts business in the aerospace, industrial distribution and music markets.

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Company representatives in U.S.: Russell H. Jones SVP, Chief Investment Officer & Treasurer (860) 243-6307 Russell.Jones@kaman.com	Sal Bordonaro President, Kaman Helicopters Division (860) 243-7005 Sal.Bordonaro@kaman.com
Company representatives in Sydney: Steve Rutter SH-2G(A) Program Manager Mobile: (860) 573-6289 Steve.Rutter@kaman.com	Louise Allen Senior Executive Hill & Knowlton Australia Telephone: 61 2 9286 1205 Mobile: 61 (0) 411 029 693 lallen@hillandknowlton.com.au
Jacquelynne Willcox Director, Public Affairs Hill & Knowlton Australia Mobile: 61 (0) 419833649 jwillcox@hillandknowlton.com.au